Registration No. 33-48634

As filed with the Securities and Exchange Commission on December 29, 2010

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GAINSCO, INC.

(Exact name of registrant as specified in its charter)

Texas	75-1617013
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3333 Lee Parkway, Suite 1200

Dallas, Texas 75219

(Address of principal executive offices) (Zip Code)

1985 Incentive Stock Option Plan and 1990 Stock Option Plan

(Full title of the Plans)

John S. Daniels, Esq.

General Counsel

GAINSCO, INC.

3333 Lee Parkway, Suite 1200

Dallas, Texas 75219

(972) 692-4301

(Name, address, including zip code, and telephone number, including area code, of agent for service)

EXPLANATORY NOTE

On June 12, 1992, GAINSCO, INC., a Texas corporation (the “Company”), filed a Registration Statement on Form S-8 (Registration No. 33-48634) (the “Registration Statement”), which registered 763,314 shares of its common stock under 1985 Incentive Compensation Plan and the 1990 Stock Option Plan (the “Plans”). The registrant has terminated the offering of shares of GAINSCO, INC. common stock under the Plans. The purpose of this Post-Effective Amendment No. 1 to the Registration Statement is to deregister and remove from registration such shares and plan interests previously registered on the Registration Statement that have not been sold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 29, 2010.

GAINSCO, INC.

By:	/s/ Glenn W. Anderson
Glenn W. Anderson
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates included:

Name	Title	Date

/s/ Robert W. Stallings Robert W. Stallings	Chairman of the Board	December 29, 2010

/s/ Glenn W. Anderson Glenn W. Anderson	President, Chief Executive Officer and Director	December 29, 2010

/s/ Daniel J. Coots Daniel J. Coots	Senior Vice President, Chief Financial Officer and Chief Accounting Officer	December 29, 2010

/s/ Joel C. Puckett Joel C. Puckett	Director	December 29, 2010

/s/ Robert J. Boulware Robert J. Boulware	Director	December 29, 2010

/s/ John C. Goff John C. Goff	Director	December 29, 2010

/s/ John H. Williams John H. Williams	Director	December 29, 2010